                                                                    EXHIBIT 4(G)

                                          December 15, 1993

Bank of Boston Connecticut c/o Bank of Boston Large Corporate New England 100 Federal Street Boston, MA 02110

Ladies/Gentlemen:

  We refer to the Credit Agreement, dated as of September 30, 1993 ("Credit Agreement"), among Olin Corporation ("Olin"), Bank of Boston Connecticut, Chemical Bank, Citibank, N.A., Credit Suisse, Morgan Guaranty Trust Company of New York, The Boatmen's National Bank of St. Louis and The Chase Manhattan Bank, N.A.

  We refer also to the charge in the amount of $131.8 million after taxes (the "Charge"), relating to (a) personnel reductions, (b) business restructurings,
(c) environmental exposures, (d) closed sites, and (e) long term disability (SFAS 112) and miscellaneous asset write-offs proposed to be taken by Olin in the fourth quarter of 1993.

  Kindly confirm below the bank's agreement that, for purposes of calculating "EBIT", as defined in the Credit Agreement, the Charge shall be excluded from the determination of net income.

                                          Very truly yours,

                                          OLIN CORPORATION

                                          By  _________________________________
                                               Vice President and Treasurer

Confirmed:

BANK OF BOSTON CONNECTICUT

By  _________________________________
 Name: Title:

                                                                    EXHIBIT 4(G)

                                          December 15, 1993

Chemical Bank 270 Park Avenue New York, NY 10017

Ladies/Gentlemen:

  We refer to the Credit Agreement, dated as of September 30, 1993 ("Credit Agreement"), among Olin Corporation ("Olin"), Bank of Boston Connecticut, Chemical Bank, Citibank, N.A., Credit Suisse, Morgan Guaranty Trust Company of New York, The Boatmen's National Bank of St. Louis and The Chase Manhattan Bank, N.A.

  We refer also to the charge in the amount of $131.8 million after taxes (the "Charge"), relating to (a) personnel reductions, (b) business restructurings,
(c) environmental exposures, (d) closed sites, and (e) long term disability (SFAS 112) and miscellaneous asset write-offs proposed to be taken by Olin in the fourth quarter of 1993.

  Kindly confirm below the bank's agreement that, for purposes of calculating "EBIT", as defined in the Credit Agreement, the Charge shall be excluded from the determination of net income.

                                          Very truly yours,

                                          OLIN CORPORATION

                                          By  _________________________________
                                               Vice President and Treasurer

Confirmed:

CHEMICAL BANK

By  _________________________________
 Name: Title:

                                                                    EXHIBIT 4(G)

                                          December 15, 1993

Citibank, N.A. 399 Park Avenue 8th Floor New York, NY 10043

Ladies/Gentlemen:

  We refer to the Credit Agreement, dated as of September 30, 1993 ("Credit Agreement"), among Olin Corporation ("Olin"), Bank of Boston Connecticut, Chemical Bank, Citibank, N.A., Credit Suisse, Morgan Guaranty Trust Company of New York, The Boatmen's National Bank of St. Louis and The Chase Manhattan Bank, N.A.

  We refer also to the charge in the amount of $131.8 million after taxes (the "Charge"), relating to (a) personnel reductions, (b) business restructurings,
(c) environmental exposures, (d) closed sites, and (e) long term disability (SFAS 112) and miscellaneous asset write-offs proposed to be taken by Olin in the fourth quarter of 1993.

  Kindly confirm below the bank's agreement that, for purposes of calculating "EBIT", as defined in the Credit Agreement, the Charge shall be excluded from the determination of net income.

                                          Very truly yours,

                                          OLIN CORPORATION

                                          By  _________________________________
                                               Vice President and Treasurer

Confirmed:

CITIBANK, N.A.

By  _________________________________
 Name: Title:

                                                                    EXHIBIT 4(G)

                                          December 15, 1993

Credit Suisse 12 East 49th Street New York, NY 10017

Ladies/Gentlemen:

  We refer to the Credit Agreement, dated as of September 30, 1993 ("Credit Agreement"), among Olin Corporation ("Olin"), Bank of Boston Connecticut, Chemical Bank, Citibank, N.A., Credit Suisse, Morgan Guaranty Trust Company of New York, The Boatmen's National Bank of St. Louis and The Chase Manhattan Bank, N.A.

  We refer also to the charge in the amount of $131.8 million after taxes (the "Charge"), relating to (a) personnel reductions, (b) business restructurings,
(c) environmental exposures, (d) closed sites, and (e) long term disability (SFAS 112) and miscellaneous asset write-offs proposed to be taken by Olin in the fourth quarter of 1993.

  Kindly confirm below the bank's agreement that, for purposes of calculating "EBIT", as defined in the Credit Agreement, the Charge shall be excluded from the determination of net income.

                                          Very truly yours,

                                          OLIN CORPORATION

                                          By  _________________________________
                                               Vice President and Treasurer

Confirmed:

CREDIT SUISSE

By  _________________________________
 Name: Title:

                                                                    EXHIBIT 4(G)

                                          December 15, 1993

Morgan Guaranty Trust Company of New York 60 Wall Street New York, NY 10260-
0060

Ladies/Gentlemen:

  We refer to the Credit Agreement, dated as of September 30, 1993 ("Credit Agreement"), among Olin Corporation ("Olin"), Bank of Boston Connecticut, Chemical Bank, Citibank, N.A., Credit Suisse, Morgan Guaranty Trust Company of New York, The Boatmen's National Bank of St. Louis and The Chase Manhattan Bank, N.A.

  We refer also to the charge in the amount of $131.8 million after taxes (the "Charge"), relating to (a) personnel reductions, (b) business restructurings,
(c) environmental exposures, (d) closed sites, and (e) long term disability (SFAS 112) and miscellaneous asset write-offs proposed to be taken by Olin in the fourth quarter of 1993.

  Kindly confirm below the bank's agreement that, for purposes of calculating "EBIT", as defined in the Credit Agreement, the Charge shall be excluded from the determination of net income.

                                          Very truly yours,

                                          OLIN CORPORATION

                                          By  _________________________________
                                               Vice President and Treasurer

Confirmed:

MORGAN GUARANTY TRUST COMPANY
 OF NEW YORK

By  _________________________________
 Name: Title:

                                                                    EXHIBIT 4(G)

                                          December 15, 1993

The Boatmen's National Bank of St. Louis 800 Market Street St. Louis, MO 63101

Ladies/Gentlemen:

  We refer to the Credit Agreement, dated as of September 30, 1993 ("Credit Agreement"), among Olin Corporation ("Olin"), Bank of Boston Connecticut, Chemical Bank, Citibank, N.A., Credit Suisse, Morgan Guaranty Trust Company of New York, The Boatmen's National Bank of St. Louis and The Chase Manhattan Bank, N.A.

  We refer also to the charge in the amount of $131.8 million after taxes (the "Charge"), relating to (a) personnel reductions, (b) business restructurings,
(c) environmental exposures, (d) closed sites, and (e) long term disability (SFAS 112) and miscellaneous asset write-offs proposed to be taken by Olin in the fourth quarter of 1993.

  Kindly confirm below the bank's agreement that, for purposes of calculating "EBIT", as defined in the Credit Agreement, the Charge shall be excluded from the determination of net income.

                                          Very truly yours,

                                          OLIN CORPORATION

                                          By  _________________________________
                                               Vice President and Treasurer

Confirmed:

THE BOATMEN'S NATIONAL BANK
 OF ST. LOUIS

By  _________________________________
 Name: Title:

                                                                    EXHIBIT 4(G)

                                          December 15, 1993

The Chase Manhattan Bank, N.A. One Chase Plaza New York, NY 10081

Ladies/Gentlemen:

  We refer to the Credit Agreement, dated as of September 30, 1993 ("Credit Agreement"), among Olin Corporation ("Olin"), Bank of Boston Connecticut, Chemical Bank, Citibank, N.A., Credit Suisse, Morgan Guaranty Trust Company of New York, The Boatmen's National Bank of St. Louis and The Chase Manhattan Bank, N.A.

  We refer also to the charge in the amount of $131.8 million after taxes (the "Charge"), relating to (a) personnel reductions, (b) business restructurings,
(c) environmental exposures, (d) closed sites, and (e) long term disability (SFAS 112) and miscellaneous asset write-offs proposed to be taken by Olin in the fourth quarter of 1993.

  Kindly confirm below the bank's agreement that, for purposes of calculating "EBIT", as defined in the Credit Agreement, the Charge shall be excluded from the determination of net income.

                                          Very truly yours,

                                          OLIN CORPORATION

                                          By  _________________________________
                                               Vice President and Treasurer

Confirmed:

THE CHASE MANHATTAN BANK, N.A.

By  _________________________________
 Name:
 Title: